EXHIBIT A

EXHIBIT 10.17

UNIVERSAL HEALTH SERVICES, INC.

EXECUTIVE INCENTIVE PLAN

1. Purpose. The purpose of the Plan is to foster the ability of the Company and its Affiliates to attract, retain and motivate highly qualified senior management and other executive officers of the Company and its Affiliates through the payment of performance-based incentive compensation.

2. Definitions. Wherever used herein, the masculine includes the feminine, the singular includes the plural, and the following terms have the following meanings unless a different meaning is clearly required by the context.

(a) “Affiliate” means any entity (whether or not incorporated) which is required to be aggregated with the Company under Section 414(b) or 414(c) of the Internal Revenue Code of 1986, as amended (the “Code”).

(b) “Board” means the Board of Directors of the Company.

(c) “Committee” means the administrative committee appointed by the Board in accordance with the provisions hereof.

(d) “Company” means Universal Health Services, Inc.

(e) “Compensation” means the base salary of a Participant for a calendar year, determined as of the beginning of the calendar year and without regard to increases, if any, made during the calendar year.

(f) “Net Income” means the net income of the Company or of an Affiliate, division, hospital or other unit, as determined by the Committee.

(g) “Participant” means, with respect to any calendar year, an individual who is designated by the Committee as eligible to receive an incentive award for the year upon achievement of the applicable performance conditions.

(h) “Plan” means the incentive compensation plan as set forth herein and any amendments thereto.

(i) “Return on Capital” means Net Income divided by the quarterly average net capital of the Company or of an Affiliate, division, hospital or other unit, as determined by the Committee.

3. Administration. The Plan will be administered by a committee consisting of at least two directors appointed by and serving at the pleasure of the Board. Each member of the Committee will be a “non-employee director” within the meaning and for the purposes of Rule 16b-3 issued by the Securities and Exchange Commission under the Securities Exchange Act of 1934, and an “outside director” within the meaning of Section 162(m) of the Code. Subject to the provisions of the Plan, the Committee, acting in its sole and absolute discretion, will have full power and authority to interpret, construe and apply the provisions of the Plan and to take such action as may be necessary or desirable in order to carry out the provisions of the Plan. A majority of the members of the Committee will constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The Committee will keep a record of its proceedings and acts and will keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan. The Company shall indemnify and hold harmless each member of the Committee and any employee or director of the Company or an Affiliate to whom any duty or power relating to the administration or interpretation of the Plan is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person’s fraud or wilful misconduct.

4. Eligibility. Annual incentive compensation may be awarded under the Plan to any person who is a member of the senior management of the Company and to other executive officers of the Company or an Affiliate. Subject to the provisions hereof, the Committee will select the persons to whom incentive compensation may be awarded for any calendar year and will fix the terms and conditions of each such award.

5. Annual Performance Bonus. The amount of a Participant’s incentive award for a year will be equal to the Participant’s base bonus amount (described in (a) below) multiplied by the applicable performance factor (described in (b) below).

(a) Base Bonus Amount. For each calendar year, the Committee will establish the amount of bonus (“base bonus amount”) which will be payable to a Participant if the performance goals for the year are met. A Participants’ base bonus amount will be expressed as a percentage of the Participant’s Compensation, which percentage may vary from year to year and may be different for each Participant or class of Participants, all as determined by the Committee.

(b) Applicable Performance Factor. For each calendar year, the Committee will establish performance targets based upon the following business criteria: increase in Net Income from the preceding calendar year, and Return on Capital. As to any Participant or class of Participants, the performance targets may be based upon either or both of such criteria and on company-wide figures, local or divisional figures, or a combination thereof. If a Participant’s performance targets for a calendar year are achieved, then the Participant will be entitled to receive an incentive payment equal to 100% of the Participant’s base bonus amount for the year. No incentive compensation will be payable for a year if neither performance target is achieved, and a performance bonus (which may be greater than 100% of a Participant’s base bonus amount) may be payable if either or both performance targets are exceeded for a calendar year, all in accordance with the Company performance matrix established by the Committee.

(c) Performance Conditions to be Pre-Established. Performance targets, as well as percentage factors used to determine base bonus amounts and performance percentages with respect to any calendar year will be established in writing by the Committee before the beginning of that calendar year; provided, however, that the Committee may establish any one or more of said factors during the calendar year if and to the extent permitted by the Treasury Department pursuant to Section 162(m) of the Code.

(d) Limitation on Amount of Incentive Awards. Notwithstanding anything to the contrary contained herein, the maximum incentive award which any Participant may earn hereunder for any calendar year shall not exceed $5 million.

6. Calculation and Payment of Performance Bonus. As soon as practicable after the end of each calendar year, the Committee, based upon the Company’s financial statements for the year, will determine the amount, if any, of the incentive compensation payable to each Participant for that calendar year. A Participant’s incentive award for a calendar year will be paid to the Participant at such time as the Committee determines; provided, however, that the

Committee certifies in writing prior to payment that the performance goals were in fact satisified, and provided further that the Committee may establish a procedure pursuant to which payment of all or a portion of a Participant’s incentive award for a calendar year will be deferred. Unless the Committee determines otherwise, no incentive award will be payable to a Participant with respect to a calendar year if the Participant’s employment with the Company and its Affiliates terminates at any time prior to the payment thereof.

7. Amendment or Termination. The Board may amend or terminate the Plan at any time. The Plan supersedes the executive incentive plan heretofore maintained by the Company.

8. Term of the Plan. The Plan will become effective as of January 1, 2002, subject to approval by the stockholders of the Company. Unless sooner terminated by the Board, the Plan will continue through the date of the first meeting of stockholders of the Company (or any adjournment thereof) in 2007.

9. Governing Law. The Plan and each award made under the Plan shall be governed by the laws of the State of Delaware, without regard to its principles of conflicts of law, it being understood, however, that annual incentive compensation awarded and paid under the Plan are intended to constitute “performance-based compensation” within the meaning of Section 162(m) of the Code, and the provisions of the Plan and any award made hereunder will be interpreted and construed accordingly.

10. No Rights Conferred. Nothing contained herein will be deemed to give any person any right to receive an incentive compensation award under the Plan or to be retained in the employ or service of the Company or any Affiliate or interfere with the right of the Company or any Affiliate to terminate the employment or other service of any person for any reason.

11. Decisions of Board or Committee to be Final. Any decision or determination made by the Board pursuant to the provisions hereof and, except to the extent rights or powers under the Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee hereunder, shall be final and binding.